AMENDMENT NO. 1

Dated as of November 1, 2007
to
ACE SECURITIES CORP.,

as Depositor,

WELLS FARGO BANK, N.A.
as Master Servicer and Securities Administrator,

CLAYTON FIXED INCOME SERVICES INC.,
as Credit Risk Manager,
and
HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee

______________________

POOLING AND SERVICING AGREEMENT
Dated as of September 1, 2007

______________________

Mortgage Pass-Through Certificates
Series 2007-3

THIS AMENDMENT NO. 1, dated as of November 1, 2007 (the “Amendment”), to the Pooling and Servicing Agreement, dated and effective as of September 1, 2007 (the “Agreement”), by and among ACE Securities Corp., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Master Servicer, the Securities Administrator, the Credit Risk Manager and the Trustee entered into the Agreement;

WHEREAS, Section 11.1 of the Agreement permits amendments to the Agreement from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, ((i) with the consent of the NIMS Insurer, if any, and (ii) with the consent of the Certificate Swap Provider only with respect to matters affecting the Certificate Swap Agreement) with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall adversely affect in any material respect the interests of the Holders of any Class of Certificates without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights allocated to such Class;

WHEREAS, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, desire to amend certain provisions of the Agreement;

WHEREAS, (i) the Holders of not less than 66-2/3% of the Voting Rights hereby consent to this Amendment and (ii) the Holder of not less than 66-2/3% of the Voting Rights allocated to the Class II-A-1 Certificates hereby consent to this Amendment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

SECTION 2. Amendments to the Agreement.

(a)

The definition of “Certificateholder or Holder” in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent or direction pursuant to this Agreement, (i) any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained and (ii) the Designated Entity, if any, shall be deemed to be the Holder of any Class of Designated Certificates, if any (which Designated Entity shall not have any fiduciary duties with respect to the person in whose name such Class of Designated Certificates is registered) until such time as such Designated Entity shall be terminated pursuant to a written notice by the Underwriter addressed to the Trustee and the Securities Administrator and acknowledged and agreed to by the Designated Entity.  The Trustee or the Securities Administrator, and the NIMS Insurer, if any, may conclusively rely upon a certificate of the Depositor, the Seller or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.”

(b)

The following definition is hereby added to Section 1.1 of the Agreement:

“Designated Certificates: The Percentage Interest of the Class II-A-1 Certificates set forth in the Designated Entity Notice.

(c)

The following definition is hereby added to Section 1.1 of the Agreement:

“Designated Entity: With respect to the Designated Certificates, the entity or entities specified in a Designated Entity Notice as having the right to exercise the Voting Rights allocable to such Designated Certificates, until such time as such Designated Entity shall be terminated pursuant to a written notice by the Underwriter addressed to the Trustee and the Securities Administrator and acknowledged and agreed to by the Designated Entity.”

(d)

The following definition is hereby added to Section 1.1 of the Agreement:

“Designated Entity Notice: The written notice given by the Underwriter to the Trustee and the Securities Administrator appointing a Designated Entity, which notice specifies the Designated Certificates affected by such appointment.”

(e)

The following sentence is hereby added to the end of the definition of “Voting Rights” in Section 1.1 of the Agreement:

“Notwithstanding anything to the contrary in this Agreement, the portion of the Voting Rights allocable to any Designated Certificates shall be exercisable solely by the related Designated Entity until such time as the designation of such Designated Entity shall be terminated pursuant to a written notice by the Underwriter addressed to the Trustee and the Securities Administrator and acknowledged and agreed to by the Designated Entity.  The Designated Entity shall not have any fiduciary duties with respect to any Certificateholder, including without limitation the Person in whose name the related Designated Certificates are registered.”

(f)

The first sentence of Section 4.3 of the Agreement is hereby replaced in its entirety with the following:

“On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Certificate, the Depositor and the Designated Entity, a statement (each, a “Remittance Report”) as to the distributions made to Certificateholders on such Distribution Date setting forth:”

(g)

The following clause is hereby added to the third to last sentence of Section 11.5 of the Agreement:

“; provided, that any notice required or permitted to be given to a Holder of a Designated Certificate shall also be given to the related Designated Entity, at the address of such Designated Entity specified in the notice delivered to the Securities Administrator and the Trustee (as specified in the definition of “Designated Entity”).”

(h)

Section 11.1 of the Agreement is hereby amended by adding the following sentence to the last paragraph of such section:

“Notwithstanding the foregoing or any other provision of the Agreement, no modification, alteration, amendment, elimination, addition, correction, supplement or rescission to any provision of this Agreement pursuant to this Section 11.1 or otherwise shall be effective unless the Designated Entity shall have consented in writing to such amendment in its sole discretion.”

(i)

Section 11.10 of the Agreement is hereby replaced in its entirety with the following:

“The NIMS Insurer, if any, and each Designated Entity, for so long as such entity shall be the NIMS Insurer or Designated Entity, shall be an express third-party beneficiary of this Agreement to the extent of each such entity’s express rights to receive any notices, reports and payments under this Agreement or any other express rights of a NIMS Insurer or Designated Entity, as applicable, explicitly stated in this Agreement, and each shall have the right to enforce its rights under this Agreement as if it were a party hereto.”

SECTION 3. Effect of Amendment.

Upon execution of this Amendment, the Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Securities Administrator, the Master Servicer and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Securities Administrator, the Master Servicer and the Trustee.

SECTION 5. Effective Date.

The provisions of this Amendment and the changes to the Agreement provided for herein shall be effective as of the date hereof.

SECTION 6. Governing Law.

This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 7. Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 8. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACE SECURITIES CORP, as Depositor

By:  /s/ Evelyn Echevarria     _________

Name:

Evelyn Echevarria

Title:

Vice President

By:  /s/ Doris J. Hearn      ___________

Name:

Doris J. Hearn

Title:

Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:  /s/ Alexander Pabon____________

Name:

Alexander Pabon

Title:

Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator

By:  /s/ Kristen Ann Cronin__________

Name:

Kristen Ann Cronin

Title:

Vice President

Consented and Agreed:

DEUTSCHE BANK SECURITIES INC., as Holder of 100% of the Certificates

By:  /s/ Rika Yano____________________

Name:

Rika Yano

Title:

Vice President

By:  /s/ Ernest Calabrese_______________

Name:

Ernest Calabrese

Title:

Director